Exhibit 99.1

Contacts:	Leslie Sutton (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP ANNOUNCES EXTENSION OF EXCHANGE OFFER

New $1,000,000,000 1.625% Notes due 2015	for	$1,000,000,000 1.625% Notes due 2015
New $1,000,000,000 2.250% Notes due 2017	for	$1,000,000,000 2.250% Notes due 2017
New $1,034,657,000 6.125% Notes due 2018	for	$1,034,657,000 6.125% Notes due 2018
New $900,000,000 5.375% Notes due 2020	for	$900,000,000 5.375% Notes due 2020
New $2,000,000,000 3.500% Notes due 2022	for	$2,000,000,000 3.500% Notes due 2022
New $877,860,000 6.875% Notes due 2039	for	$877,860,000 6.875% Notes due 2039
New $787,483,000 6.500% Notes due 2040	for	$787,483,000 6.500% Notes due 2040
New $2,000,000,000 5.000% Notes due 2042	for	$2,000,000,000 5.000% Notes due 2042

NORTHFIELD, Ill. – Jan. 9, 2013 – Kraft Foods Group, Inc. (NASDAQ: KRFT) announced today that it will extend its offer to exchange (the “Exchange Offer”) up to $9,600,000,000 aggregate principal amount of its (i) new $1,000,000,000 1.625% Notes due 2015, (ii) new $1,000,000,000 2.250% Notes due 2017, (iii) new $1,034,657,000 6.125% Notes due 2018, (iv) new $900,000,000 5.375% Notes due 2020, (v) new $2,000,000,000 3.500% Notes due 2022, (vi) new $877,860,000 6.875% Notes due 2039, (vii) new $787,483,000 6.500% Notes due 2040, and (viii) new $2,000,000,000 5.000% Notes due 2042 (collectively, the “Exchange Notes”) for a like principal amount of its (i) outstanding $1,000,000,000 1.625% Notes due 2015 (the “Outstanding 2015 Notes”), (ii) outstanding $1,000,000,000 2.250% Notes due 2017 (the “Outstanding 2017 Notes”), (iii) outstanding $1,034,657,000 6.125% Notes due 2018 (the “Outstanding 2018 Notes”), (iv) outstanding $900,000,000 5.375% Notes due 2020 (the “Outstanding 2020 Notes”), (v) outstanding $2,000,000,000 3.500% Notes due 2022 (the “Outstanding 2022 Notes”), (vi) outstanding $877,860,000 6.875% Notes due 2039 (the “Outstanding 2039 Notes”), (vii) outstanding $787,483,000 6.500% Notes due 2040 (the “Outstanding 2040 Notes”), and (viii) outstanding $2,000,000,000 5.000% Notes due 2042 (the “Outstanding 2042 Notes”). All other terms of the Exchange Offer, as described in the prospectus dated Dec. 7, 2012, remain unchanged.

The Exchange Offer was scheduled to expire at 5:00 p.m., Eastern time, on Jan. 8, 2013. As of this date, tenders of (i) $997,440,000, or 99.7%, of the Outstanding 2015 Notes, (ii) $999,140,000, or 99.9%, of the Outstanding 2017 Notes, (iii) $1,033,482,000, or 99.9%, of the Outstanding 2018 Notes, (iv) $899,012,000, or 99.9%, of the Outstanding 2020 Notes, (v) $1,995,820,000, or 99.8%, of the Outstanding 2022 Notes, (vi) $875,627,000, or 99.7%, of the Outstanding 2039 Notes, (vii) $787,156,000, or 99.9%, of the Outstanding 2040 Notes, and (viii) $1,966,700,000, or 98.3%, of the Outstanding 2042 Notes have been received. The Exchange Offer will now expire at 5:00 p.m., Eastern time, on Jan. 14, 2013, unless further extended by Kraft.

Additional Information

This release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the Exchange Notes. The Exchange Offer is made pursuant to the prospectus dated Dec. 7, 2012, including any supplements thereto. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is North America’s fourth largest consumer packaged food and beverage company, with revenues of approximately $19 billion in 2011. Launched as a public and independent company on Oct. 1, 2012, the new Kraft has the spirit of a startup and the soul of a powerhouse. The company has an unrivaled portfolio of products in the beverages, cheese, refrigerated meals and grocery categories. Its iconic brands include Kraft, Maxwell House, Oscar Mayer, Planters and JELL-O. Kraft’s 25,000 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft Foods Group is a member of the Standard & Poor’s 500 index. For more information, visit www.kraft.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements including regarding the timing of the Exchange Offer. The word “will” and similar expressions are intended to identify the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Kraft’s control, and important factors could cause Kraft’s actual results to differ materially from those in the forward-looking statements. For additional information on factors that could affect the forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in Kraft’s filings with the SEC, including its Registration Statement on Form 10. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

OFFERING RESTRICTIONS

This release does not constitute an invitation to participate in the Exchange Offer in any jurisdiction in which, or to any person to or from which, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this release in certain jurisdictions may be restricted by law. Persons into whose possession this release or the prospectus come are required to inform themselves about, and to observe, any such restrictions.

# # #